UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2012

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2012, simultaneously with the execution of the Letter Agreement (as further described in Item 8.01 below), the Board of Directors of Best Buy Co., Inc. (“Best Buy” or the “registrant” or the “Company”) duly adopted a resolution to amend Article II, Section 9(B) of the Company's Amended and Restated By-Laws (the “Bylaw Amendment”). Pursuant to the Bylaw Amendment, for business, including director nominations, to be properly brought before the Company's 2013 regular meeting of shareholders by a shareholder, a shareholder must submit notice to the Secretary of the Company no earlier than February 15, 2013 and no later than March 15, 2013 (as opposed to no more than 150 days and no less than 120 days before the anniversary of the prior year's regular meeting of shareholders). The Bylaw Amendment was effective immediately upon approval.

The foregoing summary of the amendment is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD.

On December 14, 2012, the Company issued a news release announcing that the Company and Mr. Schulze entered into a letter agreement (the “Letter Agreement”) amending the confidentiality agreement, dated August 26, 2012, between Mr. Schulze and the Company (the “Confidentiality Agreement”).

The news release issued on December 14, 2012 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

On December 14, 2012, the Company and Mr. Schulze entered into the Letter Agreement amending the Confidentiality Agreement to, among other things, (i) allow Mr. Schulze to provide the Company with a Qualified Offer (as defined in the Confidentiality Agreement) on or after February 1, 2013 through February 28, 2013 and (ii) effect a corresponding extension of the Standstill Period (as defined in the Confidentiality Agreement) from August 26, 2013 to October 31, 2013.

In connection with entering into the Letter Agreement, the registrant granted Mr. Schulze a limited waiver of Minnesota law in order to allow Mr. Schulze to work with his private equity partners to develop a definitive proposal to be presented to the registrant's Board.

The foregoing description of the principal terms of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The registrant's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits 3.1 and 10.1 are filed as Exhibits to this Current Report on Form 8-K. The following Exhibit 99.1 is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
3.1	Best Buy Co., Inc. Amended and Restated By-Laws.
10.1	Letter Agreement, dated December 14, 2012, between the registrant and Mr. Schulze.
99.1
News release issued December 14, 2012. Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: December 14, 2012	By:	/s/ KEITH J. NELSEN
Keith J. Nelsen
Executive Vice President, General Counsel and Secretary